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                                                                     EXHIBIT 21.

                         JACOBS ENGINEERING GROUP INC.

                           PARENTS AND SUBSIDIARIES

     The following table sets forth all subsidiaries of the Company other than subsidiaries that, when considered in the aggregate, would not constitute a significant subsidiary, including the percentage of issued and outstanding voting securities beneficially owned by the Company.

      Jacobs Engineering Company, a California corporation                                                 100.00%
      Jacobs Engineering Group of Ohio, Inc., an Ohio corporation                                          100.00%
      Jacobs Services Company, a California corporation                                                    100.00%
      Jacobs Engineering Inc., a Delaware corporation ("JEI")                                              100.00%
        Jacobs Engineering Espana, S.L., a Spanish corporation                                             100.00%
          Jacobs Engineering Ireland Limited, a Republic of Ireland corporation                            100.00%
          Jacobs Engineering de Mexico, S.A. de C.V., a Mexican corporation                                100.00%
          Jacobs Engineering S.A. de db, a Belgian corporation                                             100.00%
          Jacobs Engineering Luxembourg, Sarl, a Luxembourg corporation                                    100.00%
            Jacobs Engineering France SAS, a French corporation                                            100.00%
             Jacobs Serete SA a DCS, a French corporation                                                  100.00%
             Jacobs Serete Italia, SpA, an Italian corporation                                             100.00%
          Jacobs Engineering U.K. Limited, an English corporation ("JEL")                                  100.00%
            JE Professional Resources Limited, an English corporation                                      100.00%
          Jacobs Sereland, S.A., a Spanish corporation                                                     100.00%
            Jacobs Sereland Argentina SRL, an Argentinean corporation                                      100.00%
          Jacobs Engineering Deutschland GmbH, a German corporation                                        100.00%
            Stork MBK GmbH, a German corporation                                                           100.00%
              Jacobs Comprimo Deutschland GmbH, a German corporation                                       100.00%
          Jacobs Engineering Nederland BV, a Netherlands corporation                                       100.00%
            Jacobs Alpha BV, a Netherlands corporation                                                     100.00%
            Jacobs IBN BV, a Netherlands corporation                                                       100.00%
            Jacobs Engineering Meerssen BV, a Netherlands corporation                                      100.00%
        Jacobs H&G Limited, an Indian corporation                                                           69.98% *
            HGC Constructors, Ltd., an Indian corporation                                                   56.00%
        Jacobs Construction Management (Malaysia) Sdn. Bhd.,
            a Malaysian corporation                                                                        100.00%
        Jacobs Engineering Singapore Pte. Ltd., a Singapore corporation                                    100.00%
        Jacobs Pan American Corp., a Virgin Islands corporation                                            100.00%
        Jacobs Comprimo Belgie NV, a Belgian corporation                                                   100.00%
            Interhuis SA, a Belgian corporation                                                            100.00%
        Jacobs International (Thailand) Ltd, a Thai corporation                                            100.00%
            Jacobs Engineering (Thailand) Ltd., a Thai corporation                                         100.00%
        P.T. Jacobs Engineering Indonesia, an Indonesian corporation                                       100.00%
        Jacobs Engineering Canada Inc., a Canadian corporation                                             100.00%
      Jacobs Constructors, Inc., a Louisiana corporation                                                   100.00%
        Jacobs Maintenance, Inc., a Louisiana corporation                                                  100.00%
      JE Merit Constructors, Inc., a Texas corporation                                                     100.00%
        JE Remediation Technologies, Inc., a Louisiana corporation                                         100.00%
      JE Professional Resources, Inc., a California corporation                                            100.00%
      The Pace Consultants, Inc., a Texas corporation                                                      100.00%
      Payne & Keller Company, Inc., a Louisiana corporation                                                100.00%
      Jacobs Applied Technology, Inc., a Delaware corporation                                              100.00%
      Jacobs Facilities, Inc., a Missouri Corporation                                                      100.00%
        GPR Planners Collaborative, Inc., a Missouri corporation                                           100.00%
        SP Operations and Management Services Company, a Missouri corporation                              100.00%

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
       Sverdrup Technology, Inc., a Tennessee Corporation                                                  100.00%
          Sverdrup Technology Australia, Pty Ltd, an Australian corporation                                100.00%
       Sverdrup Civil, Inc., a Missouri Corporation                                                        100.00%
         Sverdrup Asia Ltd., an Indian corporation                                                         100.00%
         Sverdrup & Parcel Consultants, Inc., a New York Corporation                                       100.00%
         Sverdrup of Puerto Rico, PSC, a Puerto Rican corporation                                          100.00%
         Sverdrup Canada, ULC, a Nova Scotian corporation                                                  100.00%
      Jacobs Sverdrup Constructors, Inc., a Delaware Corporation                                           100.00%
      Sverdrup Investments, Inc., a Delaware Corporation                                                   100.00%
        Riverport Development, Inc., a Missouri corporation                                                100.00%
      CRSS International, Inc., a South Carolina corporation                                               100.00%
      Jacobs Engineering New York, Inc., a New York corporation                                            100.00%
      Jacobs Engineering Foreign Sales Corporation, a Barbados corporation                                 100.00%
      Jacobs Engineering Chile, S.A., a Chilean corporation                                                100.00%
      Rocky Flats Closure Site Services LLC, a Delaware corporation                                        100.00%

      *  Ownership is divided between JEI and JEL.

      All subsidiaries and affiliates are included in the Consolidated Financial Statements.

      Dr. Joseph J. Jacobs may be deemed to be a "parent" of Jacobs Engineering Group Inc. under the federal securities laws. Refer to Item 12 of the accompanying report on Form 10-K for information about Dr. Jacobs' share ownership and position with the Company.